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                                   EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

                                  Subsidiary or                    Percent of    State of
Parent                            Organization                     Ownership     Incorporation
------                            ------------                     ---------     -------------
StateFed Financial Corporation    State Federal Savings and Loan   100%          Delaware
                                  Association of Des Moines
State Federal Savings and Loan    State Service Corporation        100%          Iowa
Association of Des Moines